EXHIBIT 10(kkkk)


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                              ---------------------

                               TIREX AMERICA INC.

                              ---------------------

                     EQUIPMENT LEASE AND PURCHASE AGREEMENT

         Equipment Lease and Purchase Agreement, made, as of the 29th day of May 1997, between:

                               Oceans Tire Recycling & Processing
                               Co., Inc., a New Jersey Corporation
                               1497 Lakewood Road
                               Toms River, N.J. 08755

                                                            (the "Operator")
                                       and

                               Tirex America Inc.
                               3767 Thimens, Suite 207
                               Ville St. Laurent
                               Quebec, Canada H4R 1W4

                                                            (the "Manufacturer")

1. DEFINITIONS

         1.1 "Acceptance Date" shall mean the first day following the completion of the Test Period.

         1.2 "Anticipated Delivery Date" shall mean September 15, 1997 or such other date as the parties hereto shall mutually agree.

         1.3  "Leased  Proprietary  Equipment"  shall mean all of the  following constituent, integral parts of the TCS-1 System and all substitutions, replacements, and improvements, and all repair and renewal parts installed therein, as specified in the plans and specifications therefor, attached as
Schedule 1.3 hereto:

          (a) the disintegration system including but not limited to all grinders contained therein, and

          (b)  the separation systems, including but not limited to:


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                (i)    a magnetic separator;
                (ii)   a fiber/crumb separator;
                (iii)  fiber collector
                (iv)   crumb rubber sizing system; and
                (v) all integrated conveyance and exit belts, chutes, and other components

         1.4 "Maintenance Agreement" shall mean the maintenance agreement of even date herewith between the Manufacturer and the Operator respecting the maintenance of the TCS-1 System.

         1.5 "Manufacturer" shall mean Tirex America Inc. and Tirex-Canada Inc., and all other corporations, partnerships, or other entities, now or in the future controlled by, under common control with, or in control of, Tirex America Inc., jointly and severally.

         1.6 "Non Proprietary Equipment" shall mean all of the following constituent, integral parts of the TCS-1 System:

          (a) all bailing systems contained in the TCS-1 System, including all associated ancillary equipment and conveyance and exit belts, chutes and/or other components combined or integrated therewith, as specified in the pertinent plans and specifications therefore; and

          (b) freezing chambers and cryogenic systems and all substitutions, replacements, and improvements, and all repair and renewal parts installed therein, as specified in the plans and specifications therefore, attached as Schedule 1.6 (b).

         1.7 "Operator" shall mean Oceans Tire Recycling & Processing Co., Inc., a New Jersey Corporation owned 87.5% by Ocean Utility Contracting, Inc. and 12.5% by Bentley Environmental Engineering Sources, Inc., and all other corporations, partnerships, or other entities, now or in the future controlled by, under common control with, or in control of, Ocean Utility Contracting Inc. or Bentley Environmental Engineering Sources, Inc., or either one of them, jointly and severally.

         1.8 "Proprietary Front-End System" shall mean the manufacturer's proprietary front-end tire preparation system, all substitutions, replacements, and improvements, and all repair and renewal parts installed therein, as specified in the plans and specifications therefor, attached as Schedule 1.8 hereto.

         1.9 "Purchased Equipment" shall mean the Proprietary Front-End System and the NonLeased Proprietary Equipment, as those terms are defined in Sections
1.8 and 1.6 (b), collectively.

         1.10 "Site" shall mean the Operator's premises at 1497 Lakewood Road, Tom's River, NJ 08755.


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         1.11 "TCS-1 System" shall mean the Manufacturer's proprietary cryogenic tire  disintegration  system,  patent  pending,  consisting  of the  Proprietary
Front-End System, the Nonproprietary Equipment and the Leased Proprietary Equipment, as specified in the plans and specifications attached as Schedule
1.3,  1.6  (b),  and  1.8  hereto  and  all  substitutions,   replacements,  and
improvements, and all repair and renewal parts installed therein.

         1.12 "Test Period" shall mean a three (3) day period which shall commence within ten (10) business days after completion of the installation of the TCS-1 System, during which Test Period, the TCS-1 System shall be operated continually for up to 12 hours per day exclusive of any time devoted to adjustments and acclamation.

2. RECITALS

Whereas:

         2.1  The  Manufacturer  has  invented,   built,  and  patented  (patent
pending), and is the sole and exclusive owner, directly or indirectly, through one or more subsidiaries, of all right title and interest in the TCS-1 System.

         2.2 The Operator is a New Jersey Corporation, 87.5% of which is owned by Ocean Utility Contracting, Inc. and 12.5% of which is owned by Bentley Environmental Engineering Sources, Inc; The Operator was organized by its shareholders for the principal purpose of commercially exploiting, directly or indirectly, through one or more subsidiaries, the TCS-1 System by purchasing the Purchased Equipment, leasing the Leased Proprietary Equipment, and operating the TCS-1 System.

         2.3 The Manufacturer and the Operator's affiliate Ocean Venture III, Inc. are parties to a certain Letter Agreement, dated October 5, 1995, between them (the "Letter Agreement") respecting the purchase and/or lease by the Operator of a TCS-1 System from the Manufacturer.

         2.4 The parties hereto wish to terminate the Letter Agreement and restate the terms and conditions of the transactions contemplated therein this Equipment purchase and Lease Agreement in accordance with Section 20 of this agreement.

3.   AGREEMENT FOR PURCHASE AND SALE OF  PROPRIETARY FRONT-END
     AND  NON PROPRIETARY EQUIPMENT

3.1 Purchase and Sale

         The Operator agrees to purchase, and the Manufacturer agrees to sell, the Proprietary Front-End System and the Non Proprietary Equipment, as defined in Sections 1.6 and 1.8, above (collectively, the "Purchased Equipment"), above, in accordance with the terms and conditions


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of this Agreement.  The Operator may at its election take title to the Purchased
Equipment in a wholly owned subsidiary corporation to be formed by it for such purpose. Such election by the Operator shall nowise modify, diminish, or otherwise affect the Operator's liability hereunder to the Manufacturer. The purchase and payment for the Purchased Equipment by the Operator, and the sale, assignment, transfer, and delivery thereof by the Manufacturer, shall take place subject to the fulfillment of the conditions hereinafter provided.

3.2 Purchase Price

         The purchase price for the Purchased Equipment (the "Purchase Price"), installed and set in operation pursuant to Section 7 and 8 hereof, shall be the sum of one million, two hundred twenty-five thousand United States dollars (US $1,225,000), FOB Montreal, which shall be deemed allocated as follows:

         (a)      Freezing Chamber and
                   Cryogenic Systems                          US $  810,000

         (b)      Front End Tire
                   Preparation and
                   Bailing Systems                                  415,000
                                                            ---------------
                                                     Total    US $1,225,000

3.3 Payment Terms

         The Purchase Price shall be paid by the Operator to the Manufacturer through financing arrangements which Ocean Utility Contracting, Inc. and Bentley Environmental Engineering Sources, Inc. have entered into with Blockwell Funding Corp., which provide for Blockwell's advancement of purchase financing to the Operator, as construction and delivery milestones are met, and the Operator's paying over to the Manufacturer all funds released by Blockwell, immediately upon release.

4.   AGREEMENT FOR OPERATING LEASE OF LEASED PROPRIETARY
     EQUIPMENT

4.1  Agreement to Lease Equipment

         The Manufacturer, as lessor, and the Operator, as lessee, hereby enter into an operating lease (the "Lease") for the Leased Proprietary Equipment, as defined in Section 1.3 above, subject to the following terms and conditions:


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4.2 Term of the Lease

         4.2.1 The term of the Lease shall be sixty (60) months commencing on the Acceptance date.

         4.2.2 At the expiration of the full original term hereof, if this Lease has remained in effect and the Operator has duly performed all its obligations thereunder during the entire such term, then the Operator shall have the option to either:

         (a) Obtain a new lease agreement in the form then being generally offered by the Operator to the trade with renewal terms, as agreed by the parties;

         (b) Continue to use the same equipment installed hereunder and thereby extend the term of this Lease at a reduced rental rate of US $8,770 per month for a period of one year with further successive automatic one-year extensions subject to either party's right to terminate this Lease at the end of any extension year by at least 90 days prior written notice of termination of the other; or

         (c) Request that the Manufacturer exercise its right of first refusal to repurchase the Purchased Equipment pursuant to Section 13.1 of this Agreement, in which event the Manufacturer shall have thirty
              (30) days to either: (i) notify the Operator of its intent to repurchase the Purchased Equipment and, within sixty (60) days of such notice, effectuate such repurchase and thereupon enter upon the premises where the said TCS-1 System is located and remove the entire TCS-1 System from the Operator's premises at the Manufacturer's expense, or (ii) notify the Operator that it does not intend to repurchase the Purchased Equipment and, within thirty (30) days of such notice, enter upon the premises where the TCS-1 System is located, take possession of the Leased Proprietary Equipment without previous demand or notice and without legal process, retrieve the Leased Proprietary Equipment from the TCS-1 System and remove the Leased Proprietary Equipment from the Operator's premises at the Manufacturer's expense.


4.3 Rent Payments

         4.3.1 The Operator shall pay to the Manufacturer monthly rental payments (the "Rent Payments") for the Leased Proprietary Equipment at the rate of eight thousand seven hundred and seventy United States dollars (US $8,770) per month, payable in advance, as follows:

         (a) the Rent Payment for the first 30-day period (the "Set-Off Period") following the Acceptance Date shall be paid by way of a set-off in the amount of US $8,770 against the deposit heretofore paid by the Operator;


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         (b)  the Rent Payment for the period (the "Partial-Month Period") which commences on the first day following the Set-Off Period and ends on the last day of the calendar month in which such Partial-Month Period falls, will be payable in cash on the first day of such Partial-Month Period, on a pro rata basis.

         (c) Normal monthly Rent Payments of US $8,770 will commence and be payable on the first day of the first full calendar month following the Partial-Month Period.

EXAMPLE:

         Acceptance Date:                September 15th

         Set-Off Period:                 September 16th through October 15th.

         Partial-Month
          Period:                        October 15th through October 31st,
                                         with Rent Payment in the amount of
                                         $4,385 due and payable on October 15th.

         Commencement of Regular        November  1st,  with normal  monthly
          Monthly Rental Payments       Rent Payment of $8,770 due and payable
                                        on such date.

         4.3.2 In the event of that payment of any Rent Payment is made by the Operator more than ten (10) days after the date when such payment shall have been due, the Operator shall pay a late charge of one and a half percent (1.5 %) of the entire amount of such Rent Payment for every month in which such delinquency occurs or continues.

5. TITLE TO EQUIPMENT

5.1 Title to Purchased Equipment

         5.1.1 Title to the Purchased Equipment shall pass to the Operator upon payment in full of the balance of the Purchase Price, due on the Acceptance Date.

         5.1.2 No rights to any plans or designs respecting the TCS-1 System shall pass to the Operator and the Operator shall not copy, reproduce, design, or build, or cause, assist, or suffer to be copied, reproduced, designed, or built by any other person, firm, or corporation any equipment in any way similar to, or based upon, the design or structure of the TCS-1 System.


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5.2 Title to Leased Proprietary Equipment

         5.2.1 The Leased Proprietary Equipment shall at all times remain the sole and exclusive property of the Manufacturer (which reserves the right to assign or encumber the Leased Proprietary Equipment) and the Operator shall have no right, title, or interest to the Leased Proprietary Equipment but only the right to use such Equipment under this Lease. The Leased Proprietary Equipment shall not be transferred or sublet by the Operator to any other person, firm or corporation, the Operator shall not permit any other person, firm, or corporation to use the Leased Proprietary Equipment, and this agreement may not be assigned by the Operator either by its own act or by operation of law.

         5.2.2 The Leased Proprietary Equipment shall remain personal property and shall not be deemed otherwise by reason of becoming attached to the premises.

         5.2.3 The Manufacturer shall have the right at any time or from time to time to modify the Leased Proprietary Equipment in a manner which will not lessen the utility of the Leased Proprietary Equipment;

         5.2.4 The Operator shall not enter into, remove, tamper with, or breach the security of, the Leased Proprietary Equipment. The Operator shall not copy, reproduce, design, or build, or cause, assist, or suffer to be copied, reproduced, designed, or built by any other person, firm, or corporation any equipment in any way similar to, or based upon, the design or structure of the Leased Proprietary Equipment, or of any part thereof. The Operator shall not permit any Leased Proprietary Equipment to be abused, not permit the removal of any descriptions, instructions, warnings plate or markings, or other writings of any kind whatsoever put on the Leased Proprietary Equipment by the Manufacturer, nor attach anything to or remove anything from the Leased Proprietary Equipment.

         5.2.5 In accordance with the terms of the Maintenance Agreement, the Operator will not allow any repairs to the TCS-1 or replacement of parts to be done by any person or persons except technicians authorized by the Manufacturer.

         5.2.6 The Operator agrees that, in consideration of the Manufacturer entering into this Lease, it will not move the TCS-1 System, of which the Leased Proprietary Equipment forms a part, to any location outside of the state in which the Site is located or outside of a fifty (50) mile radius of the Site, without the prior written consent of the Manufacturer.

6. SITE PREPARATION

6.1 Site Plan Specifications

         Within   thirty  (30)  days  of  execution  of  this   Agreement,   the
Manufacturer will furnish to the Operator "Site Plan Specifications" respecting the electrical, ventilation, water supply and


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disposal, and any other specifications required at the site for the installation and operation of the TCS-1 System.

6.2 Preparation of Site

         6.2.1 Prior to the Delivery and installation of the TCS-1 System, the Operator shall make, at its own expense, all alterations to and changes in its premises and equipment required to bring the site into complete conformance with the above referenced Site Plan Specifications, with respect to which the Operator shall obtain all necessary permissions and inspections, and which shall include but not be limited to making any required structural changes and the installation of:

         (a) electrical equipment and power lines up to the electrical inputs or control boxes attached to the TCS-1 System, as designated on the Site Plan Specifications;

         (b) water supply sources and equipment up to the water inflow points designated on the Site Plan Specifications;

         (c) water drainage and disposal sites and equipment from the water outflow points designated on the Site Plan Specifications;

         (d) air ventilation sources and equipment as designated on the Site Plan Specifications

6.3 Notice to Inspect

         6.3.1 The Operator shall, not later than one month prior to the anticipated Delivery Date, give written notice to the Manufacturer (the "Notice to Inspect") that: (i ) preparation of the site for the installation and operation of the TCS-1 has been completed in accordance with the Site Plan Specifications and (ii) all applicable governmental regulations have been complied with and all required permits, licenses, and standards have been obtained or met (together with copies of all documentary evidence thereof) and request that the Manufacturer inspect the site in order to confirm the foregoing.

6.4 Manufacturer's Right to Inspect Site

         6.4.1The Manufacturer shall have the right, at any time within two weeks of its receipt of the Notice to Inspect, to inspect the site and notify the Operator in writing (the "Notice of Approval") that the Site is in conformance with the Site Plan Specifications and that all legal requirements have been met.

         6.4.2 In the event that, after inspecting the Site, the Manufacturer determines that the Site is not in conformance with the Site Plan Specifications or that any legal requirements have not


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been  met,  then the  Manufacturer  shall  have the  right to  require  that the
Operator make any and all changes or additions required to bring the Site into such conformance, at the sole expense of the Operator prior to the Delivery Date and to reschedule the Delivery Date after all such changes or additions are completed and/or all legal requirements are complied with. In such event, the Operator shall, upon completion of the required changes or additions, give written notice to the Manufacturer ("Notice to Re-inspect") that such changes or additions have been made in accordance with the Manufacturer's instructions or governmental regulations and that the Site is in complete conformance with the Site Plan Specifications and all applicable regulations. The Manufacturer shall have the right, within two weeks of its receipt of such Notice to reinspect the Site. Such procedures may be repeated, and the Manufacturer shall have no obligation to deliver the TCS-1 System, until the Manufacturer confirms upon inspection that the Site is in conformance with the Site Plan Specifications, all governmental regulations are complied with, and the Delivery Date is rescheduled in accordance with this Paragraph 6.4.2.

7. DELIVERY AND INSTALLATION

7.1 Delivery

         7.1.1 If, by a date not later than fifteen business days prior to the Anticipated Delivery Date, the Site is in conformance with the Site Plan
Specifications  and all  legal  requirements  have been met in  accordance  with
Section 6.4, above, then the Manufacturer shall deliver the TCS-1 System to the Site on or before the Anticipated Delivery Date set forth in Paragraph 1.2, above.

         7.1.2 In the event that the Operator shall not meet the requirements of Paragraph 7.1.1, above, for delivery not later than the Anticipated Delivery Date, then, within ten business days of the date when the Site Plan Specifications and all legal requirements have been met, the Manufacturer shall reschedule a new delivery date, which new delivery date shall not be later than fourteen months from the date of such rescheduling.

         7.1.3 Delivery shall be made F.O.B. Montreal, Canada. The equipment comprising the TCS-1 System shall be placed in suitably protected containers the nature of which shall be determined by the Manufacturer. The Operator shall pay all costs of transportation and delivery of the TCS-1 System from the Manufacturer's plant in Montreal to the Site.

         7.1.4 In the event that delivery of the TCS-1 System, or any part thereof, for a period not exceeding sixty (60) days, shall be prevented by causes beyond the control of the Seller, including but not limited to acts of God, labor troubles, failure of essential means of transportation, or changes in policy with respect to exports or otherwise by the government of the jurisdiction in which the Operator is located, the Delivery Date shall be rescheduled after all of such causes have been eliminated. In the event, however, that such nondelivery continues after such extended period, the Operator and the Manufacturer shall each have the right to cancel this agreement by written notice, and in such case there shall be no obligation or liability on the part of either party with respect to such undelivered equipment.


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7.2 Installation

         7.2.1 Within 5 days of the delivery of the TCS-1 System to the Site, the Manufacturer shall, at its own expense, install the TCS-1 System at the Site.

         7.2.2 Upon installation, the TCS-1 System shall be in complete working order and shall consist of the Nonproprietary Equipment and the Leased Proprietary Equipment, as specified in the plans and specifications set forth in Schedules 1.3,1.6 (b, and 1.8 hereto.

8. EQUIPMENT TESTING AND OPERATOR'S ACCEPTANCE

8.1 Notice of Availability for Testing

         Upon completion of the installation of the TCS-1 System at the Site, the Manufacturer shall give the Operator written notice that the TCS-1 System is available for testing operations.

8.2 Test Period

         8.2.1 Immediately upon giving notice to the Operator that the TCS-1 System is available for testing operations, the Manufacturer shall, within ten business days, at its own expense, provide a technical representative to supervise the operation of the TCS-1 for a period of three (3) days (the "Test Period"). During the Test Period, the TCS-1 System shall operate in accordance with the specifications set forth in Schedule 8.2 hereto, continually for up to 12 hours per day.

         8.2.2 All power, fuel, light, water, oil, or other necessary supplies and all necessary personnel (other than the engineering technician furnished by the Manufacturer) for the successful operation of the TCS-1 System, shall be provided by the Operator.

         8.2.3 The Manufacturer shall furnish to the Operator all data regarding the TCS-1 System in order to enable the Operator to operate such System and, in addition to the training to be provided pursuant to the Maintenance Agreement, the Manufacturer shall, during the Test Period, instruct at least 2 of the Operator's employees with respect to the operation, and operating maintenance of the TCS-1 System, and use reasonable care in training such employee, provided that if in the Manufacturer's sole opinion any employee is not adequately qualified, the Operator shall designate another of its employees to receive such instruction.


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8.3 Acceptance

         8.3.1 Unless the TCS-1, or any part of it, fails to operate in accordance with the specifications set forth in Schedule 8.2 hereto, the Manufacturer's offer to sell the NonLeased Proprietary Equipment and to lease the Leased Proprietary Equipment to the Operator shall automatically be deemed to have been accepted by the Operator as of the Acceptance Date, which shall occur on the first day following the completion of the Test Period and the Operator shall have no right to revoke such acceptance for any reason.

         8.3.2 If the TCS-1, or any part of it, fails to operate in accordance with the specifications set forth in Schedule 8.2 hereto, the Manufacturer shall have 30 days in which to cure the problems responsible for such failure. Costs of all parts and labor required to bring the TCS-1 into full working condition shall be borne by the Manufacture unless the failure to operate in accordance with the specifications set forth in Schedule 8.2. shall have been caused by any act or failure to act on the part of the Operator or its personnel, including but not limited to the failure of the Operator to have brought the Site into conformance with the Site Plan Specifications.

         8.3.3 Upon written notice to the Operator that the problems which caused the TCS-1 System to fail to operate as required during the Test Period have been cured, the Manufacturer shall, at the request of the Operator, commence a second Test Period for up to three (3) days, in which case the acceptance criteria of Paragraph 8.2.1 shall pertain to such second Test Period (or any subsequent Test Period) with the same force and effect as to the initial Test Period.

9.  RISK OF LOSS

         9.1 The risk of loss, injury, or destruction of the Leased Proprietary Equipment from any cause whatsoever, except negligence or willful destruction by the Operator shall be borne by the Manufacturer during the term of the Lease therefor provided hereunder.

         9.2 The risk of loss, injury, or destruction of the NonLeased Proprietary Equipment from any cause whatsoever, except negligence or willful destruction by the Operator shall be borne by the Manufacturer only until title passes to the Operator.

         9.3 Any loss, injury, or destruction to the TCS-1, or any part of it, after title to the Nonproprietary Equipment passes to the Operator, shall not serve in any manner to release the Operator from the obligation to pay the Rent Payments provided for Section 4.3, above.


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10.      REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE
         MANUFACTURER

         The Manufacturer hereby represents, warrants, and covenants to the Operator, as follows:

10.1 Corporate Status

         Tirex America Inc. is (i) duly organized corporation, validly existing and in good standing under the laws of the State of Delaware; (ii) has full power to own all of its properties and carry on its business; and (iii) is qualified to do business as a foreign entity in each of the jurisdictions in which it operates, if any, unless the character of the properties owned by it or the nature of the business transacted by it, does not make qualification necessary in any other jurisdiction or jurisdictions.

10.2 Corporate Action

         Prior to the date hereof, the board of directors of the Manufacturer has duly adopted resolutions approving the execution and delivery to the Manufacturer of this Agreement and authorizing and consenting to each and every one of the terms, warranties, representations, covenants and conditions herein contained.

10.3 Patents

         10.3.1 The Manufacturer has applied for a patent in the United States and Canada for the Disintegration System forming part of the Leased Proprietary Equipment. The Manufacturer is the sole owner of such patent application and, upon the granting of a patent in respect thereof, the Manufacturer shall be the sole owner of such patent and of all rights thereunder.

         10.3.2 The Manufacturer shall defend, to the best of its ability and at its own expense, all actions, suits, or proceedings instituted against the Operator insofar as the same are based on any claims that the said Leased Proprietary Equipment, or any part thereof, constitutes an infringement of any patent of the United States or Canada and shall indemnify the Operator against all damages, costs, and expenses which the Operator may incur as a result of any action which may be brought or threatened against the Operator with respect to the equipment covered by such patent, provided that:

         (a) The Manufacturer shall have the right at any time or from time to time to modify the TCS-1 System in a manner which will not lessen the utility thereof;

         (b) The Operator gives the Manufacturer immediate notice in writing of the institution of the action, suit, or proceeding and permits the Manufacturer, through its


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              counsel,   to  defend  same,  and  gives  the   Manufacturer   all
              information, assistance, and authority to enable the Manufacturer to do; and

         (c)  The  Operator  has made no change of any kind in the TCS-1  System
              without   obtaining   the   prior   written   permission   of  the
              Manufacturer.

         10.3.3 When information is brought to the attention of the Manufacturer or the Operator that others are unlawfully infringing on the patents covering the machine, the Manufacturer shall prosecute diligently any infringer at the Manufacturer's own expense.

10.4  Warranties

         Subject to any default on the part of the Operator under the Maintenance Agreement, the Manufacturer warrants that the TCS-1 will conform to the descriptions contained in Schedules 1.3, 1.6 (b), and 1.8. The Manufacturer further warrants the TCS-1 System against defects in workmanship and materials or failure to perform in accordance with the specifications set forth in
Schedule 8.2 for one year after the Acceptance Date. No other representations or warranties have been made by the Manufacturer or relied upon by the Buyer. If any defects in the Manufacturer's work or materials are discovered within one year of delivery the Operator shall give notice within seven (7) days of such discovery. THIS WARRANTY IS EXPRESSLY IN LIEU OF ANY AND ALL OTHER WARRANTIES.

11. REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE OPERATOR

         The  Operator  hereby  represents,   warrants,  and  covenants  to  the
Manufacturer, as follows:

11.1 Corporate Status of Ocean Utility Contracting Inc.

         Ocean Utility Contracting Inc. is (i) a duly organized Corporation, validly existing and in good standing under the laws of the State of New Jersey;
(ii) has full power to own all of its properties and carry on its business;  and
(iii) is qualified to do business as a foreign entity in each of the jurisdictions in which it operates, if any, unless the character of the properties owned by it or the nature of the business transacted by it, does not make qualification necessary in any other jurisdiction or jurisdictions.

11.2 Corporate Status of Bentley Environmental Engineering Sources Inc.

         Bentley Environmental Engineering Sources Inc. is (i) a duly organized Corporation, validly existing and in good standing under the laws of the State of Oklahoma; (ii) has full power to own all of its properties and carry on its business; and (iii) is qualified to do business as a


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foreign entity in each of the jurisdictions in which it operates, if any, unless the  character  of the  properties  owned by it or the  nature  of the  business
transacted  by  it,  does  not  make   qualification   necessary  in  any  other
jurisdiction or jurisdictions.

11.3     Financial Condition of the Operator

         The books and records of the Operator are complete and accurate and fairly present the financial condition and the results of operations of the Operator as of the date hereof. There are no material liabilities, either fixed or contingent, not reflected in such books and records other than contracts or obligations in the ordinary and usual course of business; and no such contracts or obligations in the usual course of business constitute liens or other liabilities which, if disclosed, would alter substantially the financial condition of the Operator as reflected in such books and records.

11.4     Defaults and Conflicts

         There are no defaults on the part of the Operator under any contract, lease, mortgage, pledge, credit agreement, title retention agreement, security agreement, lien, encumbrance or any other commitment, contract, agreement or undertaking to which the Operator is a party. The execution of this Agreement will not violate or breach any material agreement, contract, or commitment to which the Operator is a party.

11.5     Corporate Action

         Prior to the date hereof, the boards of directors of the Operator has duly adopted resolutions approving the execution and delivery to the Manufacturer of this Agreement and authorizing and consenting to each and every one of the terms, warranties, representations, covenants and conditions herein contained.

11.6     Insurance and Damage to Equipment

         11.6.1 The Operator, at its own cost and expense, shall insure the Leased Proprietary Equipment against burglary, theft, fire, and vandalism in the amount of $500,000, or such other amount that the parties shall agree is required for replacement costs, and obtain public liability insurance with minimum limits of $500,000 per occurrence and $1,000,000 collectively, for bodily injury and for property damage in such form and with such insurance companies as shall be satisfactory to the Manufacturer. All insurance policies shall name both the Operator and the Manufacturer as insured parties and copies of the policies and the receipts for the payment of


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premiums  shall be  furnished  to the  Manufacturer.  Each damage  policy  shall provide for payment of all losses directly to the Manufacturer. Each liability policy shall provide that all losses be paid on behalf of the Operator and the Manufacturer, as their respective interests appear.

         11.6.2 In the event that the Operator shall fail to comply with the provisions of Paragraph 11.6.1, above, then the Operator shall pay to the Manufacturer an adequate premium in advance per annum to enable the Manufacturer to insure the Leased Proprietary Equipment and all such insurance policies shall be held in the custody of the Manufacturer.


         11.6.3 In the event that all or any part of the TCS-1 System is damaged, due to any cause whatsoever, to the extent that the TCS-1 System is not useable, notwithstanding that the Manufacturer may have been partially or fully compensated for the Leased Proprietary Equipment forming part of such damaged TCS-1 System by way of insurance or otherwise, the Manufacturer shall immediately have possession of the said Leased Proprietary Equipment and the Manufacturer may enter upon the premises where the TCS-1 System is located, remove the Leased Proprietary Equipment from the damaged TCS-1 System and take possession of the said Leased Proprietary Equipment without previous demand or notice and without legal process, and remove it from the Operator's premises at the Manufacturer's expense.

11.7     Access

         The Operator shall insure that the Manufacturer, and its agents and employees, shall at all times have free access to the Operator's premises for the purpose of inspecting the Leased Proprietary Equipment and observing its use and operation, and making alterations, improvements, or additions thereto; and the Operator shall afford all reasonable facilities therefor, and shall allow the Manufacturer to make such reasonable alterations, improvements, or additions as the Manufacturer shall deem necessary, at the expense of the Manufacturer.

11.8     Taxes

         The Operator shall pay all taxes, assessments, penalties, and fees which may be levied or assessed on or with respect to the installation of the TCS-1 System and, at all times during the term of the Lease of the Leased Proprietary Equipment, the Operator shall pay all taxes and assessments which may be levied upon or in respect of the TCS-1 System or its operation, and shall pay any other liability of any character which may be imposed or incurred as an incident to the physical possession or operation of such System.

11.9     Compliance with Applicable Law

         The Operator shall provide, at its own expense, all requisite permits and licenses necessary for the installation and operation of the TCS-1 System at the Site and shall exercise its best


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efforts to maintain its compliance with all applicable federal, state, and local laws, statutes, rules, and regulations and, in the event of any non-compliance which renders impossible the operation of the Site as a tire recycling facility, the Operator shall exercise its best efforts to cure such non-compliance promptly.

11.10    Subordination

         Not less than three (3) months prior to the anticipated Delivery Date, the Operator shall procure from every owner, landlord, mortgagee, or other secured party having any interest in the real property on which the TCS-1 System is to be installed or in the Operator's place of business or the equipment therein, and deliver to the Manufacturer, a written consent to such installation and a writing to the effect that the lien of any such mortgage or other interest is subordinate to the rights of the Manufacturer with respect to the Leased Proprietary Equipment.

11.11    Ancillary Agreements

         11.11.1 The Operator will, simultaneously with the execution of this Agreement, and in consideration of the premises and the mutual promises and agreements made herein, enter into the following agreements with the Manufacturer or such person, corporation, firm, partnership, or other entity as the Manufacturer shall appoint in its stead:

         (a) The Royalty Agreement, of even date herewith, between the Manufacturer and the Operator providing for the Operator to pay to the Manufacturer a royalty of three percent (3%) of the gross proceeds from the sale by the Operator of rubber crumb fiber and steel from scrap tires disintegrated by the Operator through the utilization of the TCS-1 System, a copy of which Royalty Agreement is attached as Schedule 11.10(b) hereto; and

         (b) The Maintenance Agreement, of even date herewith, between the Operator and the Manufacturer, respecting the maintenance of the TCS-1 System, a copy of which Maintenance Agreement is attached as Schedule 11.10(b) hereto.

         11.11.2 In addition, the Operator will, at such time during the term of the Lease as the Manufacturer shall request, in further consideration of the premises and the mutual promises and agreements made herein, enter into an agreement with the Manufacturer or such person, corporation, firm, partnership, or other entity as the manufacturer shall appoint in its stead, pursuant to which the Operator shall agree to sell up to forty percent (40%) of the rubber crumb to the Manufacturer or such person as the Manufacturer shall appoint in its stead:


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

12.      DEFAULTS

12.1     Default by Manufacturer

         12.1.1 Each of the following events shall be deemed to constitute breach of this Agreement and, unless cured within ninety (90) days, shall constitute a default hereunder by the Manufacturer:

         (a) If at any time prior to the delivery of the TCS-1 System to the Site:

                  (i) The Manufacturer makes an assignment for the benefit of creditors;

                  (ii) A voluntary or involuntary petition is filed by or against the Manufacturer under any law having for its purpose and adjudication of the Manufacturer a bankrupt or the extension of the time of payment of, adjustment of, or other arrangement affecting the liabilities of the Manufacturer, or the reorganization of the Manufacturer and such petition is not discharged or dismissed within one hundred twenty (120) days after such petition is filed;

                  (iii) A Receiver is appointed for the property of the Manufacturer and is not discharged or dismissed within one hundred twenty (120) days after such appointment;

                           or

                  (iv) Any distress, execution, or attachment is levied upon the Manufacturer's property to the extent that the Manufacturer is not able to fulfill its obligations to deliver the TCS-1 within ninety (90) of the anticipated Deliver Date.

         (b) The Manufacturer fails to deliver the TCS-1 System in accordance with the terms and provisions of Section 7, above, within ninety (90) days of the Delivery Date unless prior thereto, the Operator has failed to meet the payment provisions set forth above in Section 3.3 of this Agreement;


         (c) The TCS-1 System fails to operate for a full Test (or re-test) Period, in accordance with Section 8.2 hereof, as specified
                  Schedule 8.2 hereto , within ninety (90) days from the date the TCS-1 System is actually delivered to the Site.


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

12.2     Default by Operator

         Each of the following events shall be deemed to constitute breach of this Agreement and, unless cured within ninety (90) days, shall constitute a default hereunder by the Operator:

         (a) The Operator fails to make any payment required to be made pursuant to Sections 3.3 or 4.3 of this Agreement or any payment required to be made by the Operator under the Maintenance Agreement and such failure to make payment shall have continued for a period of ten (10) days after written notice from the Manufacturer;

         (b) The Operator refuses to accept or allow the Manufacturer to install or test the TCS-1 System in accordance with Sections 7.2, 8.2, and 8.3 of this Agreement, notwithstanding that such System has been: (i) delivered to the Operator's Site on a timely basis or (ii) delivered to the Site and has performed in accordance with the specifications set forth in Schedule
                  8.2 hereof for the prescribed Test Period;

         (c)      The Operator makes an assignment for the benefit of creditors;

         (d) A voluntary or involuntary petition is filed by or against the Operator under any law having for its purpose and adjudication of the Operator a bankrupt or the extension of the time of payment of, adjustment of, or other arrangement affecting the liabilities of the Operator, or the reorganization of the Operator and such petition is not discharged or dismissed within one hundred twenty (120) days after such petition is filed;

         (e)      A Receiver is appointed for the property of the Operator;

         (f) Any distress, execution, or attachment is levied upon the machines or the Operator's property; or

         (g) The Operator fails to faithfully and fully comply with the terms and provisions of Section 5.2 of this Agreement, with any such failure deemed to be an irremediable material breach of this Agreement immediately upon its occurrence.

         (h) The Operator fails to faithfully and fully perform each of its obligations under the Maintenance Agreement and fails to cure such breach within the time period specified therein with respect to such failure.

12.3     Remedies Available to the Operator upon Default by Manufacturer

         If the Manufacture  shall be in default  pursuant to Paragraphs  12.1.1
(a), (b), or (c) of this Agreement, unless such default shall have been caused by any act or failure to act on the part of the Operator or its personnel, including but not limited to the failure of the Operator to have


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brought  the  Site  into  conformance  with the Site  Plan  Specifications,  the
Operator shall have the right to rescind this agreement by serving written notice ("Notice of Rescission") upon the Manufacturer. In such event, the Manufacturer shall, at its own expense, remove the TCS-1 System not later than forty-five (45) days following its receipt of such Notice of Rescission and all monies theretofore paid by the Operator to the Manufacturer pursuant to Section 4.3, above, shall be returned by the Manufacturer to the Operator.

12.4     Remedies Available to the Manufacturer upon Default by the Operator

         12.4.1 The Operator acknowledges and agrees that its breach of any provision contained in Section 5.2 of this Agreement will cause irreparable harm to the Manufacturer. The Operator therefore agrees that, if it is alleged by the Manufacturer that the Operator or any of the Operator's affiliates, agents, employees, or associates has breached, or is attempting or threatening to breach, any provision contained hereinabove in the said Section 5.2, then the Manufacturer shall have the right to obtain from any court or arbitrator having jurisdiction, such equitable relief as may be appropriate, including a decree enjoining the Operator from any further such breach of such provisions, and enjoining the Operator from engaging in the tire recycling business, either directly or indirectly through or in association with any other person, firm, corporation, or organization during the term of this Agreement.

         12.4.2 In the event of any default by the Operator under this Agreement, the Manufacturer may at its option, at any time thereafter terminate this Agreement by written notice ("Notice of Termination"), given in Accordance with Section 16 hereof. such termination may be made effective, at the option of the Manufacturer, simultaneously with or at any time after the happening of any such default.

         12.4.3 Upon any termination of this Agreement prior to payment in full of the entire Purchase Price of US $2,250,000 for Purchased Equipment, in accordance with the terms of Section 3.3 of this Agreement, the Manufacturer shall immediately have possession of the entire TCS-1 System, and the Manufacturer may enter upon the premises where the said TCS-1 System is located, take possession of it without previous demand or notice and without legal process, and remove it from the Operator's premises at the Operator's expense.

         12.4.4 Upon any termination of this Agreement after payment in full of the entire Purchase Price of US $ 2,250,000 for the Purchased Equipment has been made by the Operator, the Manufacturer shall immediately have possession of the Leased Proprietary Equipment and the Manufacturer may enter upon the premises where the TCS-1 System is located, remove the Leased Proprietary Equipment from the said TCS-1 System and take possession of the Leased Proprietary Equipment without previous demand or notice and without legal process, and remove it from the Operator's premises at the Operator's expense.

         12.4.5 The Operator acknowledges and agrees that any refusal on its part to permit the Manufacturer to enter its premises and remove either the TCS-1 System or the Leased Proprietary


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

Equipment in accordance with Paragraph 12.4.3 or 12.4.4 of this Agreement will cause irreparable harm to the Manufacturer. The Operator therefore agrees that in the event of any such refusal on its part, the Manufacturer shall have the right to obtain from any court or arbitrator having jurisdiction, such equitable relief as may be appropriate, including a decree enjoining the Operator from any further such refusal of entry and removal.

         12.4.6 In the event of any default by the Operator prior to the Acceptance Date, the Manufacturer shall be entitled to damages including but not limited to retention of the full deposit paid by the Operator and all costs of delivering and removing and re-delivering the TCS- 1 System.

         12.4.7 In the event of any default by the Operator after the Acceptance Date or pursuant to Paragraph 12.2(b) of this Agreement, the Manufacturer shall be entitled to damages including but not limited to retention of the full deposit paid by the Operator, all costs of delivering and removing and re-delivering the TCS-1 System, and damages for the Operator's failure to perform for the full term of the Lease provided in Section 4.2 of this Agreement, including but not limited to immediate payment of the balance of all Rent Payments due under the full term of the Lease,

         12.4.8 In the event of any default on the part of the Operator pursuant to Paragraphs 12.2(a) or 12.2(b) of this Agreement, the Manufacturer shall have the right to allow the Operator, for a period of sixty (60) days, to obtain a buyer for the TCS-1 System, satisfactory to the Manufacture, provided however that, unless specifically waived in writing by the Manufacturer, the Operator shall continue liable under this Agreement lease for the full term of the Lease provided for in Section 4.2 of this Agreement.

         12.4.9 In the event of any default on the part of the Operator, the Manufacturer shall not be deemed to have waived any of its rights hereunder by reason of its failure to assert its rights or its failure to take cognizance of such breach.

         12.4.10 The foregoing remedies provided herein for the benefit of the Manufacturer shall not be exclusive but in addition to any other remedies the Manufacturer may have by virtue of the breach by the Operator, in law or in equity, from any court or arbitration proceeding having jurisdiction over such matter.

13. OPERATOR'S SALE OF NONLEASED PROPRIETARY EQUIPMENT

13.1 Manufacturer's Right to Retrieve Leased Proprietary Equipment Prior to Sale

         In the event  that,  during or after the term of the Lease  provided in
Section 4.2 of this Agreement, the Operator wishes to divest itself of the TCS-1 System, pursuant to the discontinuance of its business, or otherwise, the Operator will give to the Manufacturer written notice to that effect and the Manufacturer shall have all rights of entry and removal provided


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above in Paragraphs  12.4.4 and 12.4.5 of this Agreement,  provided however that in addition to such rights, if such event shall occur during the term of the said Lease, the Manufacturer shall also have the rights provided to it in Paragraph 12.4.7 of this Agreement.

13.2     Manufacturer's Right of First Refusal

         In the event  that,  during or after the term of the Lease  provided in
Section 4.2 of this Agreement, the Operator wishes to divest itself of the TCS-1 System, pursuant to the discontinuance of its business, or otherwise, the Operator will give to the Manufacturer written notice to that effect and the Manufacturer will have a right of first refusal to repurchase the TCS- 1 System, at its fair market value, within a thirty-day period following the Manufacturer's receipt of such notice;

14.      ASSIGNMENT

         The Operator shall not transfer, deliver, sublease, or encumber the Leased Proprietary Equipment to any person, corporation, or firm, and the Lease provided in Section 4.2 of this Agreement may not be assigned by the Operator except with the Manufacturer's express prior written consent.

15.      FAILURE OF PERFORMANCE

         Delays in or failure of performance occasioned by war, fire, flood, embargo, car shortage, accident, explosion, expropriation of plant or product by federal or state authority, or other like cause beyond the control of the Manufacturer, or Act of God, or by strike, lockout, or other labor trouble, or inability to obtain sufficient labor interfering with the production or transportation of the TCS-1 System, or any part thereof, or any replacement therefor, whether because of governmental action affecting the Manufacturer or its suppliers, or by any action or proceeding at law or in equity, or otherwise, shall not subject the Manufacturer to any liability.

16.      NOTICES

         All notices required or permitted to be given hereunder shall be mailed by certified mail, or delivered by hand or by recognized overnight courier to the party to whom such notice is required or permitted to be given hereunder at the address set forth above for such party, in all cases with written proof of receipt required. Any such notice shall be deemed to have been given when received by the party to whom notice is given, as evidenced by written and dated receipt of the receiving party. Either party may change the address to which notice to it is to be addressed, by written notice to the other party, as provided herein.


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17.      CONDITIONS PRECEDENT TO MANUFACTURER'S OBLIGATION

         The   obligations  of  the   Manufacturer   hereunder  are  subject  to
fulfillment, prior to the Deliver Date, of the following conditions:

17.1     Truth of Representation

         The representations and warranties by or on behalf of Operator contained in this Agreement or in any document delivered to the Manufacturer pursuant to the provisions hereof shall be true in all material respects at and as of the Delivery Date as though such representations and warranties were made at and as of such time.

17.2     Compliance with Covenants

         The Operator shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by or prior to the Delivery Date.

17.3     Collateral Agreements

         Simultaneously with the execution of this Agreement, the Operator will:

         (a) enter into the following agreements with the Manufacturer or any joint venture to which the Manufacturer is a party:

                  (i)      the  Maintenance  Agreement,   attached  as  Schedule
                           19.1(a) to this Agreement;

                  (ii) the Royalty Agreement, attached as Schedule 19.1(b) to this Agreement; and

                  (iii)    the Rubber  Crumb  Purchase  Agreement,  attached  as
                           Schedule 19.1(c) to this Agreement.

         (b) furnish the Manufacturer with a copy of the resolutions of the board of directors of the Operator authorizing the Operator to purchase the NonLeased Proprietary Equipment and lease the Leased Proprietary Equipment pursuant to the terms and conditions of this Agreement;


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

17.4     Financing Arrangements

         The Operator will deliver to the Manufacturer, not less than one hundred (100) days prior to the anticipated Delivery Date, to confirm the Delivery Date, an irrevocable commitment for lease or letter of credit financing, which commitment shall be:

         (a)      for  the   full   amount   of  the   Purchase   Price  of  the
                  Nonproprietary Equipment then outstanding;

         (b) subject only to the conditions that the TCS-1 will consist of Equipment specified in, and will operate in conformance with, Schedules 1.3, 1.6 (b), and 1.8, and respectively.

18.      ARBITRATION

         All controversies arising out of or relating to this Agreement, or any modification thereof, shall be settled by arbitration in New York City, pursuant to the rules then obtaining of the American Arbitration Association.

19.      BINDING EFFECT.

         19.1 This agreement shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns, provided, however, that this Agreement cannot be assigned by the Operator except in accordance with Section 14 of this Agreement. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation other than the parties hereto and their respective legal representatives, successors and assigns any rights or benefits under or by reason of this Agreement.

         19.2 All the right, title, and interest of the Manufacturer under the Lease may be enforced by the Manufacturer, its successors, and assigns. The Lease shall continue in full force and effect notwithstanding the death, incapacity, or dissolution of the Operator or the increase, decrease, or change in the personnel of or members of the Operator, and shall be binding upon the Operator and the Operator's estate, legal representatives, heirs, and successors.

20.      TERMINATION OF LETTER AGREEMENT BETWEEN THE MANUFACTURER
         AND OPERATOR'S AFFILIATE

         The parties agree that their mutual execution of this Agreement, shall automatically cause the Letter Agreement, dated October 5, 1995, a copy of which is attached as Schedule 3 hereto, to be canceled, terminated, void and of no further force or effect to the end that the parties hereto shall have no further obligations or liabilities under the said Letter Agreement, one against the other, and in consideration of the agreement of each of the parties hereto , each of the parties does hereby remise, release, discharge, indemnify and hold harmless the other party, and each shareholder, officer, director, affiliate, associate, agent, and employee of such other party of and from manner of actions and cause of action, suits, debts, dues, accounts, bonds, wages, benefits, covenants, contracts, agreements, judgments, claims and demands whatsoever in law or in equity, an including without limitation all such actions, claims and demands, etc. arising out of, being based upon, or being in any way connected with or related to the Letter Agreement.

21.      GENERAL

21.1     Further Assurances

         At any time, and from time to time, after the execution of this Agreement, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

21.2     Waiver

         Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

21.3     Brokers

         Neither party has employed any brokers or finders with regard to this Agreement, unless otherwise described in writing to all parties hereto.

21.4     Headings

         The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

21.5     Governing Law

         This Agreement shall be governed by the laws of the State of Delaware.

21.6     Entire Agreement

         This Agreement is the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

21.7     Severability

         If any part of this Agreement is deemed to be unenforceable the balance of this Agreement shall remain in full force and effect.

21.8     Publicity

         All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be subject to the prior approval of counsel to the Manufacturer.

21.9     Counterparts

         This Agreement may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one Agreement.

         In Witness Whereof, the parties hereto have caused this Amendment to be executed the day and year first above written.


                                    TIREX AMERICA INC.



                                    By /s/ Terence C. Byrne
                                      --------------------------------------
                                       Terence C. Byrne, President


                                    OCEANS TIRE RECYCLING & PROCESSING CO., INC.


                                    By /s/ Louis Sanzaro
                                      ---------------------------------------
                                       Louis Sanzaro, President

SCHEDULE 1.8

The proprietary front-end system will consist of:

         (i)      electronic passive measuring and tire counting devices;
         (ii)     one automated steel bead cutter;
         (iii)    one automated vertical debeader;
         (iv)     one automated sidewall/tread separator-cutter;
         (v)      one automated tread size-reduction cutter
         (vi)     one automated sidewall size-reduction cutter
         (vii)    one optional accumulation hopper;
         (viii)   one coalating table
         (ix) all associated ancillary equipment and conveyance and exit belts, chutes, and/or other components combined or integrated with the foregoing, all tire cleaning equipment

(Exhibit to Equipment Lease and Purchase  Agreement with Oceans Tire Recycling &
   Processing Co., Inc.)


                               Tirex America Inc.

                                   ----------

                     RUBBER CRUMB PURCHASE OPTION AGREEMENT

                                   ----------


         Rubber Crumb Purchase Option Agreement, made this 29th day of May 1997, between:


                               Oceans Tire Recycling & Processing
                               Co., Inc., a New Jersey Corporation
                               1497 Lakewood Road
                               Toms River, N.J.   08755
                               Tel: (908) 914-0372
                               Fax: (908) 914-0373
                                                                (the "Operator")
                                                       and

                               Tirex America Inc.
                               3767 Thimens, Suite 207
                               Ville St. Laurent
                               Quebec, Canada H4R 1W4
                                                            (the "Manufacturer")

         Whereas, the Manufacturer and the Operator are parties to a certain equipment lease and purchase agreement, of even date herewith (the "Equipment Lease and Purchase Agreement"), between the Manufacturer and the Operator respecting the sale by the Manufacturer and the Purchase by the Operator of the "Nonproprietary Equipment" and the operating lease, between the Manufacturer, as lessor, and the Operator, as lessee, respecting the "Proprietary Equipment", as those terms are defined in the said Equipment Lease and Purchase Agreement.


         Whereas, in consideration for the premises and the mutual promises made therein, the Operator has agreed, pursuant to the Equipment Lease and Purchase Agreement, to enter into this Option Agreement with the Manufacturer pursuant to which the Operator hereby grants to the

Manufacturer the option to purchase up to forty percent (40%) of the rubber crumb yielded by the disintegration of scrap tires in the TCS-1 System which is the subject of the said Equipment Lease and Purchase Agreement (the "Subject TCS-1 System").

         Now, Therefore, it is agreed as follows:

1. Definitions

     1.2 "Manufacturer" shall mean Tirex America Inc. and its successors and assigns.

     1.3  "Operator"  shall mean Ocean  Utility  Contracting,  Inc.  and Bentley
Environmental   Engineering  Sources,  Inc.,  jointly  and  severally,  and  its successors and assigns.

     1.4 All other Capitalized terms used herein and not otherwise defined shall have the respective meanings attributed thereto in the Equipment Lease and Purchase Agreement.

2. Grant of Option

     The Operator hereby grants to the Manufacturer an option (the "Option") to purchase up to forty percent (40%) of the rubber crumb yielded by the disintegration of scrap tires in the Subject TCS-1 System (the "Rubber Crumb Output").

3. Term of Option

     The term of the Option shall be coextensive with the life of the Subject TCS-1 System and shall commence as of the Acceptance Date.

4. Conditions of Option

     The Manufacturer's rights to purchase the Rubber Crumb Output pursuant to this Option shall be subject to fulfillment of the following condition:

          (a) the Manufacturer shall furnish to the Operator, in writing, within ninety days of the Acceptance Date and every six months thereafter, the Manufacturer's anticipated purchase projections (the "Six-Month Projected Purchase Order") specifying the grades, types, and quantities of Rubber Crumb Output which the Manufacturer commits to purchase within the six-month period following the date of such Projected Purchase Order;

          (b) the price specified in the Projected Purchase Order will be negotiated every six months for a period of six months.

5. Inspection of Books

     Upon written request, the Manufacturer or his designated agent may examine the books and records of the Operator insofar as they relate to this Option Agreement. Such examination shall take place at the offices of the Operator at
_________________________________________.

6. Assignment

     6.1 This Option Agreement may not be assigned by the Operator except as part of the assignment of the Equipment Lease and Purchase Agreement, which may only be assigned pursuant to the express written consent of the Manufacturer, and any such assignment shall not relieve the Operator of its obligations hereunder unless expressly waived in writing by the Manufacturer.

     6.2 This Option Agreement may be transferred, assigned, pledged, or hypothecated by the Manufacture as part of the sale of its business or otherwise.

7. Notices

     All notices required or permitted to be given hereunder shall be mailed by certified mail, or delivered by hand or by recognized overnight courier to the party to whom such notice is required or permitted to be given hereunder at the address set forth above for such party, in all cases with written proof of receipt required. Any such notice shall be deemed to have been given when received by the party to whom notice is given, as evidenced by written and dated receipt of the receiving party. Either party may change the address to which notice to it is to be addressed, by written notice to the other party, as provided herein.

8. Binding Effect.

     8.1 This Option Agreement shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns, provided, however, that this Option Agreement cannot be assigned by the Operator except in accordance with Section 6.1 hereof. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation other than the parties hereto and their respective legal representatives, successors and assigns any rights or benefits under or by reason of this Option Agreement.

     8.2 All the right, title, and interest of the Manufacturer under this Option Agreement may be enforced by the Manufacturer, its successors, and assigns. This Option Agreement shall continue in full force and effect notwithstanding the death, incapacity, or dissolution of the Operator or the increase, decrease, or change in the personnel of or members of the Operator, and shall be binding upon the Operator and the Operator's estate, legal representatives, heirs, and successors.

9. Further Assurances

     At any time, and from time to time, after the execution of this Agreement, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

10. Waiver

     Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

11. Brokers

     Neither party has employed any brokers or finders with regard to this Agreement, unless otherwise described in writing to all parties hereto.

12. Headings

     The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

13. Governing Law

     This Agreement shall be governed by the laws of the State of Delaware.

14. Entire Agreement

     This Agreement and the premises and mutual promises in the Equipment Lease and Purchase Agreement constitute the entire agreement of the parties covering everything agreed upon or understood with respect to the Option. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

15. Severability

     If any part of this Agreement is deemed to be unenforceable the balance of this Agreement shall remain in full force and effect.

16. Publicity

     All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be subject to the prior approval of counsel to the Manufacturer.

17. Counterparts

     This Agreement may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one Agreement.


     In Witness Whereof, the parties hereto have caused this Option Agreement to be executed the day and year first above written.


                               TIREX AMERICA INC.



                               By   /s/ Terence C. Byrne
                                   ------------------------------------
                                   Terence C. Byrne, President




                               OCEANS TIRE RECYCLING & PROCESSING CO., INC.



                               By /s/ Louis Sanzaro
                                  -------------------------------------
                                   Louis Sanzaro

(Exhibit to Equipment Lease and Purchase Agreement with Oceans Tire Recycling &
 Processing)

                               TIREX AMERICA INC.



                                   ----------

                                ROYALTY AGREEMENT

                                   ----------

         Royalty Agreement, made this 29th day of May 1997, between:


                               Oceans Tire Recycling & Processing
                               Co., Inc., a New Jersey Corporation
                               1497 Lakewood Road
                               Toms River, NJ   08755
                               Tel: (908) 914-0372
                               Fax: (908) 914-0373

                                                                (the "Operator")

                                       and

                               Tirex America Inc.
                               3767 Thimens, Suite 207
                               Ville St. Laurent
                               Quebec, Canada H4R 1W4
                                                            (the "Manufacturer")


     Whereas, the Manufacturer and the Operator are parties to a certain equipment lease and purchase agreement, of even date herewith (the "Equipment Lease and Purchase Agreement"), between the Manufacturer and the Operator respecting the sale by the Manufacturer and the Purchase by the Operator of the "Proprietary Front-End System", the "Nonproprietary Equipment"(collectively, the "Purchased Equipment") and the operating lease, between the Manufacturer, as lessor, and the Operator, as lessee, respecting the "Leased Proprietary Equipment", as those terms are defined in the said Equipment Lease and Purchase Agreement.

     Whereas, in consideration for the premises and the mutual promises made therein, the Operator has agreed, pursuant to the Equipment Lease and Purchase Agreement, to enter into this Royalty Agreement with the Manufacturer whereby the Operator will pay to the Manufacturer certain royalties calculated upon the gross proceeds from all sales of rubber crumb, fiber and steel from scrap tires disintegrated by the TCS-1 System which is the subject of the said Equipment Lease and Purchase Agreement (the "Subject TCS-1 System"). Now, Therefore, it is agreed as follows:

1. Definitions

     1.2 "Manufacturer" shall mean Tirex America Inc. and its successors and assigns.

     1.3 "Operator" shall mean Ocean Utility Contracting, Inc. and Bentley Environmental Engineering Sources Inc., jointly and severally and its successors and assigns.

     1.4 All other Capitalized terms used herein and not otherwise defined shall have the respective meanings attributed thereto in the Equipment Lease and Purchase Agreement.


2. Royalty Fee

     2.1 The Operator shall pay to the Manufacturer, not more than fifteen (15) days after the end of each month, a royalty fee equal to three percent (3%) of the gross proceeds from all sales of rubber crumb, fiber, and steel from scrap tires disintegrated by the Subject TCS-1 System (the "Royalty Fee").

     2.2 For purposes of this Royalty Agreement, the term "gross proceeds" shall mean all revenues from the sale of rubber crumb, fiber and steel from scrap tires disintegrated by the Subject TCS-1 System.


3. Payment Periods

     Royalty Fees shall be reported and paid by the Operator to the Manufacturer every month from the Acceptance Date throughout the life of the Subject TCS-1 System.


4. Royalty Reports

     The Operator shall prepare royalty reports ("Royalty Reports"), to be delivered by the Operator to the Manufacturer, together with the Royalty Fee due thereunder, covering the immediately preceding month (the"Reporting Periods"), in the following manner:

     The initial Reporting Period shall be the Reporting Period in which the Acceptance Date falls. For example, if the Acceptance Date is September 15, 1997, the initial Reporting Period is the two-week period which commenced on September 15, 1997 and ended on September 30, 1997, and the Royalty Report and Royalty Fee for such "Reporting Period" is due on October 15, 1997.

     (b) Each Royalty Report shall disclose the gross revenues from all sales of steel, fiber, and rubber crumb produced by the operation of the Subject TCS-1 System and the amount of the Royalty Fee calculated upon the gross proceeds therefrom.


5. Inspection of Books

     Upon written request, the Manufacturer or his designated agent may examine the books and records of the Operator insofar as they relate to this Royalty Agreement. Such examination shall take place at the offices of the Operator at
__________________________________.

6. Assignment

     6.1 This Royalty Agreement may not be assigned by the Operator except as part of the assignment of the Equipment Lease and Purchase Agreement, which may only be assigned pursuant to the express written consent of the Manufacturer, and any such assignment shall not relieve the Operator of its liabilities hereunder unless expressly waived in writing by the Manufacturer.

     6.2 This Royalty Agreement may be transferred, assigned, pledged, or hypothecated by the Manufacture as part of the sale of its business or otherwise.


7. Notices

     All notices required or permitted to be given hereunder shall be mailed by certified mail, or delivered by hand or by recognized overnight courier to the party to whom such notice is required or permitted to be given hereunder at the address set forth above for such party, in all cases with written proof of receipt required. Any such notice shall be deemed to have been given when received by the party to whom notice is given, as evidenced by written and dated receipt of the receiving party. Either party may change the address to which notice to it is to be addressed, by written notice to the other party, as provided herein.

8. Binding Effect.

     8.1 This Royalty Agreement shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns, provided, however, that this Royalty Agreement cannot be assigned by the Operator except in accordance with Section 6.1 hereof. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation other than the parties hereto and their respective legal representatives, successors and assigns any rights or benefits under or by reason of this Royalty Agreement.

     8.2 All the right, title, and interest of the Manufacturer under this Royalty Agreement may be enforced by the Manufacturer, its successors, and assigns. This Royalty Agreement shall continue in full force and effect notwithstanding the death, incapacity, or dissolution of the Operator or the increase, decrease, or change in the personnel of or members of the Operator, and shall be binding upon the Operator and the Operator's estate, legal representatives, heirs, and successors.


9. Further Assurances

     At any time, and from time to time, after the execution of this Agreement, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

10. Waiver

     Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

11. Brokers

     Neither party has employed any brokers or finders with regard to this Agreement, unless otherwise described in writing to all parties hereto.

12. Headings

     The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

13. Governing Law

     This Agreement shall be governed by the laws of the State of Delaware.

14. Entire Agreement

     This Agreement and the premises and mutual promises in the Equipment Lease and Purchase Agreement constitute the entire agreement of the parties covering everything agreed upon or understood with respect to the Royalty Fees. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

15. Severability

     If any part of this Agreement is deemed to be unenforceable the balance of this Agreement shall remain in full force and effect.

16. Publicity

     All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be subject to the prior approval of counsel to the Manufacturer.

17. Counterparts

     This Agreement may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one Agreement.

         In Witness Whereof, the parties hereto have caused this Royalty Agreement to be executed the day and year first above written.


                               TIREX AMERICA INC.



                              By   /s/ Terence C. Byrne
                                   ------------------------------------
                                   Terence C. Byrne, President




                              OCEANS TIRE RECYCLING & PROCESSING CO., INC.



                              By  /s/ Louis Sanzaro
                                  --------------------------------------
                                  Louis Sanzaro